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                    REAL ESTATE PURCHASE AND SALE AGREEMENT

         This agreement (the "Agreement") is dated February 12th, 1998 and entered into by and between FRONT RANGE LIMITED PARTNERSHIP, an Arizona limited partnership ("Seller") and EAGLE HARDWARE & GARDEN, INC., a Washington corporation, or assigns ("Buyer") for purchase and sale of certain real property situate in Larimer County, Colorado, consisting of approximately 15.22 acres of undeveloped real property located at the southwest corner of South College Avenue and Skyway Drive in Fort Collins, Colorado, together with any improvements thereon and all rights appurtenant thereto (the "Property"). The Property is shown on Buyer's site plan date December 10, 1997 and numbered X343-A (the "Site Plan") and attached hereto as Exhibit A. The Property is more particularly described as Lot 1 as shown on the proposed Plat of Hugh M. Woods P.U.D. attached hereto as Exhibit B. Following completion of the ALTA/ACSM survey and parcel map described in
Section 3.2 below, the legal description and parcel map of the Property shall be attached to this Agreement as Exhibit C and made a part hereof.

         Seller agrees to sell, and Buyer agrees to buy, the Property upon and subject to the terms and conditions set forth below:

         1. PURCHASE PRICE; PAYMENT. The total purchase price for the Property shall be four dollars ($4.00) per square foot of land. It is estimated that the Property contains approximately 662,983 square feet and that the purchase price will be Two Million Six Hundred Fifty-one Thousand Nine Hundred Thirty-two Dollars ($2,651,932.00). The area of the Property and the total purchase price shall be determined by the new ALTA/ACSM survey described below. The purchase price shall be adjusted to the final certified square footage, which amount, including the Deposit and interest accrued thereon, shall be paid in cash upon closing.

         2. EARNEST MONEY DEPOSIT. Within ten (10) business days after the Effective Date, Buyer will deposit earnest money of fifty thousand dollars ($50,000) (the "Deposit") with First American Title Insurance Company at a location selected by Seller (the "Closing Agent"). The Closing Agent shall place the Deposit in an interest-bearing account, with interest to accrue to Buyer's benefit. If this transaction does not close for any reason other than default by Buyer under this Agreement, the Deposit, and all interest accrued thereon, shall be returned to Buyer. In the event of Buyer's default under this Agreement, Seller shall have as its sole remedy the right to terminate this Agreement and retain the Deposit, together with accrued interest thereon, as liquidated damages.

         3. TITLE INSURANCE AND SURVEY.

         3.1 PRELIMINARY TITLE INSURANCE COMMITMENT. Within fifteen (15) days after the Effective Date, Seller shall provide Buyer with a current preliminary commitment for owner's title insurance with extended coverage (ALTA Form 1970-B, as revised in 1984 or if unavailable, Form B-1987) issued by the Closing Agent, with copies of all documents listed as exceptions set forth therein.

         3.2 ALTA/ACSM SURVEY. As soon as possible after the Effective Date, Buyer shall initiate and pay for a new ALTA/ACSM survey with land area certification of the Property and a parcel map, but the cost thereof shall be credited against the purchase price at closing.

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         3.3 TITLE AND SURVEY APPROVAL PERIODS. Buyer shall have fifteen (15)
days from the later receipt of either the preliminary commitment or the completed survey (and any amendments, supplements and revisions to either in which new or revised exceptions or items first appear) to notify Seller of its disapproval of any exceptions shown in the preliminary commitment or any items on the survey. If, within twenty (20) days after the receipt of such notice Seller has not removed or given reasonable written assurances to Buyer that such disapproved exceptions of items will be removed on or before closing, Buyer may, at its option, at any time prior to such removal or receipt of such reasonable written assurances, terminate this Agreement by giving notice of such termination to Seller. On such termination Closing
Agent shall refund the Deposit and all interest accrued thereon to Buyer and all rights and obligations of Seller and Buyer under this Agreement shall terminate and be of no further force or effect.

         4. CONTINGENCIES. Buyer's obligation to purchase the Property is subject to Buyer's satisfaction or waiver, in writing, of the following conditions precedent, in Buyer's sole and absolute discretion, on or before the dates described below:

         4.1 FEASIBILITY. Buyer's determination that the Property is feasible in all respects for Buyer's intended use, including but not limited to, the following; determining that Buyer's selected building configuration plan can be satisfactorily adapted to the site; Buyer's proposed parking plan, on site vehicle and pedestrian circulation plan and street access plan for the Property all meet or exceed Buyer's minimum criteria; and that the local governmental requirements for landscaping, open area, building to land ratio and set-backs can be satisfied within Buyer's plans; and that utilities will be available of adequate capacity to serve Buyer's needs.

         4.2 STUDIES. Satisfactory results of all soils, engineering, environmental, topography, hazardous waste, geotechnical, hydrology, wetlands and other studies that may be deemed necessary by Buyer or required by any governmental agency in connection with the Property and Buyer's planned development and use of the Property. Within ten (10) days from the Effective Date Seller will deliver to Buyer information contained in Seller's files or available to Seller with respect to the Property and, more specifically, any material, data, filings, applications, P.U.D. information, wetlands mitigations pertaining to the formerly proposed use of the site by Hugh M. Woods including any topographic surveys, soils tests, environmental assessments, environmental remediation and other information or data with respect to the Property and the Hugh M. Woods development plans that Seller has the right to give out which will assist Buyer in its determination of the suitability of the Property for an Eagle Hardware & Garden store, If Buyer does not purchase the Property, Buyer agrees to provide Seller with a list of any and all written studies and reports which Buyer had prepared in Buyer's review of the Property including, without limitation, any environmental audits, soil reports and surveys, and, if requested in writing by Seller, Buyer will provide Seller, at no cost to Seller, copies of the requested studies and reports. The parties hereby deem the value of such studies and reports to be the costs paid by the Buyer to the consultant(s) preparing such studies and reports. Buyer makes no representation or warranty with respect to the content of, and shall have no liability for any inaccuracy contained in, any such studies and reports.

         4.3 APPROVALS AND PERMITS. Issuance of any and/or all required governmental approvals including but not limited to P.U.D. (if required) and plat of the Property by the City or County, subdivision approvals, rezoning approvals, Colorado Department of Transportation highway access and traffic signal approvals, City and/or County building permits, wetland mitigation permits, use permits, sign permits, design review approvals, site plan approvals, parking variances, and approvals of any kind from any and all governmental agencies having jurisdiction over the Property, necessary for Buyer to develop and construct it's store building, garden yard and greenhouse and any other improvements that Buyer deems necessary in its sole determination to conduct its selected business operations on the Property. The timing, conditions and cost of the permits and approvals (including any mitigation fees) must be acceptable to Buyer.

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         4.4 TIME PERIODS. Buyer shall have sixty (60) days from the Effective
Date (the "Feasibility Period") to satisfy or waive the contingencies set forth in Sections 4.1 and 4.2. Buyer shall have two hundred seventy (270) days (the "Contingency Period") from the end of the Feasibility Period to satisfy or waive the contingencies set forth in Sections 4.3 and 4.6. If Buyer does not satisfy or waive the contingencies in writing by the applicable dates, or if Buyer notifies Seller in writing at any time prior to the end of the Contingency Period that it has decided not to pursue the project any further and that this Agreement is terminated, the Deposit, with interest, shall be refunded to Buyer and the Agreement shall terminate without further action and be of no further force or effect.

         4.5 EXTENSION PERIODS. If Buyer has satisfied or waived the contingencies set forth in Sections 4.1 and 4.2 and is diligently pursuing the applicable required approvals and permits set forth in Section 4.3, Buyer shall be allowed two (2) separate thirty (30) day extensions of the Contingency Period. Notice of the exercising of each of the extension periods shall be given at least ten (10) days prior to the end of the Contingency Period or extension period. Buyer shall deposit into the interest bearing account with the Closing Agent an additional earnest money deposit of Twenty-five Thousand Dollars ($25,000.00) ("Extension Fee") each time notice is given exercising a separate thirty (30) day extension of the Contingency Period. In the event that Buyer closes its purchase of the Property pursuant to this Agreement, all of the additional deposits and accrued interest shall be credited toward the purchase price at closing. The additional deposits shall be treated the same as the Deposit in all respects.

         4.6 HAZARDOUS SUBSTANCES. To the best of Seller's knowledge, except as disclosed in this paragraph 4.6, the Property does not contain a hazardous substance, whether located upon or beneath the Property, and no debris has been buried beneath the surface of the Property, and Seller has not discharged and has no knowledge of any person having discharged and hazardous substances on the Property. The Property is currently being used as a farm, and there may have been substances used in farming operations that may be classified as hazardous substances. Seller hereby discloses to Buyer that rodenticides were used for the eradication of prairie dogs from the Property. Upon request, Seller shall provide to Buyer copies of Phase I Environmental Audits performed for the Property in 1994 and 1995. In the event Buyer wishes to have a Phase II Environmental Audit performed for the Property, then as soon as possible after the Effective Date, Buyer shall initiate and pay for a Phase II Environmental Audit, but the cost thereof, up to $4,000.00, shall be credited against the purchase price at closing.

         5. CLOSING.

         5.1 TIME FOR CLOSING; TERMINATION DATE. This sale shall be closed in the office of the Closing Agent within fifteen (15) days after all of Buyer's conditions precedent have been satisfied or waived by Buyer on a date mutually agreeable to Buyer and Seller. Buyer and Seller shall deposit in escrow with Closing Agent all instruments, documents and monies necessary to complete the sale in accordance with the Agreement. As used herein, "closing" or "date of closing" means the date on which all appropriate documents are recorded and proceeds of sale are available for disbursement to Seller. Funds held in reserve accounts pursuant to escrow instructions shall be deemed, for purposes of this definition, as available for disbursement to Seller.

         5.2 ACCEPTANCE OF EXCEPTIONS. Neither Seller nor Buyer shall be required to close, and the Deposit and all interest thereon shall be returned to Buyer, if any exception or item disapproved by Buyer as herein provided cannot be removed by the date of closing; provided, however, that Buyer may elect to waive any disapproved exceptions or items and close on the remaining terms. Notwithstanding the foregoing, Seller shall remove any defect or encumbrance attaching by, through or under Seller after the Effective Date of this Agreement. Exceptions to be discharged by Seller may be paid out of the purchase price at closing.

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         5.3 PRORATIONS; CLOSING COSTS. Taxes and assessments for the current year and utilities constituting liens shall be prorated as of the date of closing. Seller shall pay the premium for the title insurance policy, real estate excise, transfer and/or conveyance taxes, the cost of conveyance tax stamps, if any, and one-half of Closing Agent's escrow fee. Buyer shall pay the cost of recording the statutory warranty deed, and one-half of Closing Agent's escrow fee and the difference in the cost of the premium between standard owner's and extended coverage.

         5.4 POSSESSION. Buyer shall be entitled to possession upon closing.

         6. CONVEYANCE OF TITLE. On closing, Seller shall execute and deliver to Buyer a statutory warranty deed conveying good and marketable title to the Property free and clear of any defects or encumbrances except for the lien of real estate taxes for the current calendar year not yet due and payable, those defects or encumbrances appearing ton the preliminary commitment for title insurance that are approved by Buyer (the "Permitted Exceptions"), and other encumbrances or defects approved by Buyer in writing.

         As soon as available after closing, Seller shall provide to Buyer a policy of title insurance pursuant to the preliminary commitment, dated as of the closing date and insuring Buyer in the amount of the purchase price against loss or damage by reason of defect in Buyer's title to the Property subject only to the printed exclusions and general exceptions appearing in the policy form; any Permitted Exceptions; the exceptions specified in the preliminary commitment which Buyer has not disapproved of as provided herein; and real property taxes and assessments that are not delinquent.

         7. RISK OF LOSS; CONDEMNATION. Risk of loss of or damage to the Property shall be borne by Seller until the date of closing. Thereafter, Buyer shall bear the risk of loss. In the event of material loss of or damage to the Property prior to the date upon which Buyer assumes the risk, Buyer may terminate this Agreement by giving notice of such termination to Seller and Closing Agent, and such termination shall be effective and the Deposit and interest thereon shall be refunded ten (10) days thereafter; provided, however, that such termination shall not be effective if Seller agrees in writing within such ten (10) day period to restore the Property substantially to its present condition by the closing date.

         If the Property is or becomes the subject of a condemnation proceeding prior to closing, Buyer may, at its option, terminate this Agreement by giving notice of such termination to Seller, and upon such termination the Deposit and accrued interest shall be returned to Buyer and this Agreement shall be of no further force or effect; provided, however, that Buyer may elect to purchase the Property, in which case the total purchase price shall be reduced by the total of any condemnation award received by Seller. On closing, Seller shall assign to Buyer all of Seller's rights in and to any future condemnation awards or other proceeds payable or to become payable by reason of any taking. Seller agrees to notify Buyer of eminent domain proceedings within five (5) days after Seller learns thereof.

         8. SELLER'S REPRESENTATIONS AND WARRANTIES. In addition to other representations herein, Seller represents and warrants to Buyer as of the date of closing that:

         8.1 Seller has full power and authority to execute this Agreement and perform Seller's obligations and duties hereunder;

         8.2 The Property is not subject to any leases, tenancies or rights of persons in possession;

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

         8.3 Neither the Property nor the sale of the Property violates any applicable statute, ordinance or regulation, nor any order of any court or any governmental authority or agency, pertaining to the Property or the use occupancy or condition thereof;

         8.4      Seller is unaware of any material defect in the Property;

         8.5 All persons and entities supplying labor, materials and equipment to the Property have been paid and there are no claims or liens;

         8.6 There are no currently due and payable assessments for public improvements against the Property and Seller is not aware of any local improvement district or other taxing authority having jurisdiction over the Property in the process of formation;

         8.7 The Property has legal access to all streets adjoining the Property;

         8.8 Seller has good and marketable title to the Property;

         8.9 Seller is not a "foreign person" for purposes of Section 1445 of the Internal Revenue Code. Prior to closing, Seller shall execute and deliver to Closing Agent an affidavit in order to meet the Foreign Investment in Real Property Tax Act ("FIRPTA") requirements of I.R.C. # 1445; and

         8.10 Seller has not received notification of any kind from any agency suggesting that the Property is or may be targeted for a Superfund or similar type of cleanup. To the best of Seller's knowledge, neither the Property nor any portion thereof is or has been used (i) for the storage, disposal or discharge of oil, solvents, fuel, chemicals or any type of toxic or dangerous or hazardous waste or substance, (ii) as a landfill or waste disposal site, and (iii) does not contain any underground storage tanks. Seller agrees to indemnify, defend and hold Buyer harmless from and against any and all loss, damage, claims, penalties, liability, suits, costs and expenses (including, without limitation, reasonable attorneys' fees) and also including without limitation, costs of remedial action or cleanup, suffered or incurred by Buyer arising out of or related to any such use of the Property, or portion thereof, occurring prior to the conveyance to Buyer, about which Seller knew or reasonably should have known prior to Closing and did not disclose to Buyer.

         9. BUYER'S AUTHORITY. Buyer represents and warrants to Seller that at the date of execution hereof and at the date of closing Buyer, and the person signing on behalf of Buyer, has full power and authority to execute this Agreement and to perform Buyer's obligations hereunder.

         10. DEFAULT. If Seller defaults hereunder, Buyer may seek specific performance of this Agreement, damages or rescission and Buyer shall be entitled to return of the Deposit with accrued interest, on demand. If Buyer defaults, the Deposit and accrued interest shall be forfeited to Seller as liquidated damages and as Seller's sole and exclusive remedy and upon payment thereof to Seller, Buyer shall have no further obligations or liability hereunder. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party of parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled. If any party makes a written settlement offer which is not accepted by the other party, then if the amount recovered by such other party is less than the amount of settlement offer, the party making the settlement offer shall be considered the prevailing party.

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         11. NOTICES. All notices, waivers, elections, approvals and demands required or permitted to be given hereunder shall be in writing and shall be personally delivered (by overnight courier service or other means of personal service) or sent by United States certified mail, return receipt requested, to the addressee's mailing address set forth on the signature page:

and, in the case of Buyer, a copy to:       William N. Moloney
                                            5711 NE Tolo Rd.
                                            Bainbridge Island, WA 98110

and, in the case of Seller, a copy to:      Ramsey D. Myatt
                                            Myatt, Brandes & Gast PC
                                            110 East Oak Street, 2nd Floor
                                            Fort Collins, CO 80524

Either party hereto may, by proper notice to the other, designate any other address for the giving of notice. Any notice shall be effective when personally delivered or, if mailed as provided herein, on the date of actual receipt.

         12. RECIPROCAL ACCESS EASEMENT AGREEMENT. Buyer and Seller agree to enter into a reciprocal access easement agreement (the "R.E.A.") for ingress and egress easements over and across the Property and the remainder of adjacent property owned by Seller. The R.E.A. shall be prepared and executed during the first sixty (60) days of the Contingency Period and recorded at the closing.

         13. NO NEGOTIATIONS WITH THIRD PARTY. Seller shall not negotiate nor commit to sell, lease or otherwise transfer the Property on any portion thereof to any other person or party as long as Buyer is proceeding in good faith to perform its duties under this Agreement. This covenant shall remain in full force and effect and be legally binding upon Seller until termination of this Agreement.

         14. GENERAL. This is the entire agreement of Buyer and Seller with respect to the matters covered hereby and supersedes all prior agreements between them, written or oral. This Agreement may be modified only in writing, signed by Buyer and Seller. Any waivers hereunder must be in writing. No waive of any right or remedy in the event of default hereunder shall constitute a waiver of such right or remedy in the event of any subsequent default. This Agreement is for the benefit only of the parties hereto and shall inure to the benefit of and bind the heirs, personal representatives, successors and assigns of the parties hereto. The invalidity of unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof. If the date for performance or giving notice under this Agreement is a Saturday, Sunday or banking holiday in Colorado, the date for performance or notice shall be extended until the next day that is not a Saturday, Sunday or banking holiday.

         15. SURVIVAL OF WARRANTIES. The terms, covenants, representations and warranties shall not merge in the deed of conveyance, but shall survive closing.

         16. COMMISSIONS. Seller has agreed to pay an 8% commission to The Group, Inc., the listing broker. H. C. Properties, Ltd. (Richard Sapkin) is the cooperating broker. Said commissions and/or broker's fees shall be shared as agreed in a separate agreement between The Group, Inc. and H. C. Properties, Ltd. If no agreement has been reached by the closing, the commissions shall be paid to and held by the Closing Agent pending resolution of the division of said commissions and/or broker's fees. Upon such payment, the Seller shall have no further responsibilities or liabilities for commissions and/or broker's fees. Buyer shall not be responsible for payment of any real estate commissions and/or broker's fees.

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         17. COLLEGE AVENUE SIGN MONUMENTS. Buyer and Seller agree to share
College Avenue sign monuments identifying their respective properties and/or businesses to the extent permitted by the sign code for the City of Fort Collins, Colorado. Each party agrees to reserve for the use of the other party twenty-five (25%) percent of the available sign area for the other party's use, upon request. Buyer shall have the exclusive use of its signage until receipt of a notice from Seller exercising its rights hereunder. Initial costs of the signage shall be borne by the owner of the property upon which the signage is to be erected. Upon providing notice of intent to exercise the rights hereunder, the costs of the sign monument, including the initial costs of erecting such monument, shall be borne pro rata to the actual usage thereof. Each party agrees to consult with the other party prior to submitting sign details to the City of Forth Collins for approval.

         18. EXHIBITS. Exhibits A, B and C attached hereto are incorporated herein as if fully set forth.
         Exhibit A - Site Plan
         Exhibit B - Proposed Plat of Hugh M. Woods P.U.D.
         Exhibit C - Legal Description of the Property and Parcel Map

         19. EFFECTIVE DATE. The later of the Buyer's signature date and the Seller's signature date, set forth below, shall be the "Effective Date" of this Agreement.

                                    BUYER: EAGLE HARDWARE & GARDEN, INC.

                                    By: /s/ Paul B. Morris
                                        ---------------------------------
                                    Typed name: Paul B. Morris
February 10, 1998                   Its: Vice President
----------------------
Buyer's signature date

                                    Address: 981 Powell Avenue S.W.
                                             Renton, WA 98055

                                    SELLER: FRONT RANGE LIMITED PARTNERSHIP

                                    By: MAIA CORP., Its General Partner

February 12, 1998                   By: /s/ Jeff Timan
-----------------------             ----------------------------------
Seller's signature date             Typed name: Jeff Timan
                                    Its: Vice President

                                    Address: 5601 N. Hacienda del Sol Rd.
                                             Tucson, AZ 85718

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                                  [GRAPHIC]


                                 EXHIBIT "A"

                                  [GRAPHIC]


                                 EXHIBIT "B"

                                  EXHIBIT "C"

                       LEGAL DESCRIPTION of the PROPERTY

(To be provided by Seller upon completion of the ALTA/ACSM Class A survey as set forth in Section 3-2).







                                  EXHIBIT "C"


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